EXHIBIT 24 - CONSENTS OF EXPERTS AND COUNSEL


               CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------


Board of Directors
Electronic Systems
 Technology, Inc.
415 N. Quay, Suite 4
Kennewick, WA  99336

     We hereby consent to the use of our opinion dated February 6, 1997 on the financial statements of ELECTRONIC SYSTEMS TECHNOLOGY, INC. for the year ended December 31, 1996 in your annual report.




                                    ROBERT MOE & ASSOCIATES, P.S.



Spokane, Washington
February 7, 1997